UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2026
ADVANCED FLOWER CAPITAL INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
477 S. Rosemary Ave., Suite 301
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)
561-510-2390
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AFCG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Amendment to Loan and Security Agreement
On March 27, 2026, Advanced Flower Capital Inc., a Maryland corporation (the “Company”), entered into Amendment Number Eight to the Loan and Security Agreement (the “Eighth Amendment”), dated as of April 29, 2022 (as amended, supplemented or otherwise modified from time to time, including by the Eighth Amendment), by and among the Company, as borrower, the lenders party thereto and the lead arranger, bookrunner and administrative agent party thereto. The Eighth Amendment, among other things, increased the aggregate revolver commitments under the facility by $56 million, from $50 million to $106 million, consisting of (i) a $30 million permanent increase in revolver commitments and (ii) a $26 million increase in revolver commitments during a specified temporary increase period beginning on March 27, 2026 and ending on April 10, 2026 (the “Temporary Increase Period”).
Upon expiration of the Temporary Increase Period, the aggregate revolving commitments and the maximum revolver amount under the facility will automatically be reduced to $80 million.
The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of Eighth Amendment, which is filed with this report as Exhibit 10.9H and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
The information provided in Item 1.01 of this Current Report relating to the Eighth Amendment is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits. The following exhibits are being filed with this Current Report.

Exhibit No.	Description
10.9H	Amendment Number Eight to the Loan and Security Agreement, dated as of March 27, 2026, by and among the Company, as borrower, the lenders party thereto, and the lead arranger, bookrunner and administrative agent party thereto.
99.1	Press Release issued by Advanced Flower Capital Inc. on March 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about the Company’s future growth and strategies for such growth, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of the Company’s manager to locate suitable loan opportunities for the Company, monitor and actively manage the Company’s loan portfolio and implement the Company’s investment strategy; the demand for cannabis cultivation and processing facilities and dispensaries; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Company’s most recently filed periodic reports on Form 10-K, Form 10-Q and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED FLOWER CAPITAL INC.

	By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer
Date: March 30, 2026
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